EXHIBIT 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Arik Maimon and Michael DePrado, the Chief Executive Officer and Chief Financial Officer of Next Group Holdings, Inc hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the report on Form 10-K of NSU Resources Inc, for the annual period ended December 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Next Group Holdings, Inc..

/s/ Arik Maimon	/s/ Michael DePrado
Arik Maimon	Michael DePrado
Chief Executive Officer	Chief Financial Officer

July 3, 2017	July 3, 2017